EXHIBIT 5.6

CONSENT OF WOOD CANADA LIMITED

The undersigned hereby consents to the use of their report entitled “Technical Report on the Côté Gold Project, Ontario, Canada” effective June 30, 2022, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

On behalf of WOOD CANADA LIMITED

By:	/s/ Greg Gosson
Greg Gosson, Ph.D., P.Geo
Authorized Signor

Dated: November 7, 2024